Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Stephen G. Lear, Principal Executive Officer of NSTS Bancorp, Inc. (the “Company”) and Carissa H. Schoolcraft, Principal Financial Officer of the Company, each hereby certifies in his or her capacity as an officer of the Company that he or she has reviewed the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and that to the best of his or her knowledge:

1.The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 23, 2021	By:	/s/ Stephen G. Lear
Stephen G. Lear
Chief Executive Officer
(Principal Executive Officer)

Dated: December 23, 2021	By:	/s/ Carissa H. Schoolcraft
Carissa H. Schoolcraft
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.